THE “SHELL” TRANSPORT AND TRADING

COMPANY, PUBLIC LIMITED COMPANY

AND

THE BANK OF NEW YORK,

As Depositary

SECOND AMENDED AND RESTATED

DEPOSIT AGREEMENT

Dated as of December 1, 1992

Amending and Restating the Deposit Agreement dated as of January 15, 1957, as previously amended and supplemented by the Supplemental Agreement dated as of December 18, 1961, the Second Supplemental Agreement dated as of August 13, 1984, and the Third Supplemental Agreement dated as of December 8, 1988.

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT (herein called the Deposit Agreement), dated as of December 1, 1992 between THE “SHELL” TRANSPORT AND TRADING COMPANY, PUBLIC LIMITED COMPANY, incorporated in England under the Companies Acts, 1862-1893 (herein called the Company), THE BANK OF NEW YORK, (successor by merger to IRVING TRUST COMPANY), a New York corporation (herein called the Depositary), and all holders from time to time of Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS a Deposit Agreement dated as of January 15, 1957, as supplemented by the Supplemental Agreement dated as of December 18, 1961, the Second Supplemental Agreement dated as of August 13, 1984 and the Third Supplemental Agreement dated as of December 8, 1988 (as so supplemented, hereinafter called the “Original Deposit Agreement”), has heretofore been entered into by the Company, Irving Trust company, as predecessor Depositary, and all holders from time to time of depositary receipts issued thereunder, for the purposes set forth in the Original Deposit Agreement; and

WHEREAS, pursuant to Section 6.01 of the Original Deposit Agreement the form of the depositary receipts issued thereunder and any provisions of the Original Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable and

WHEREAS, the Company and the Depositary deem it necessary and desirable to amend and restate the original Deposit Agreement pursuant to said Section 6.01.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated or required by the context, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.  The term “Agent” shall mean the principal office in London, England of The Bank of New York, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, pursuant to the terms of Section 5.05 hereof, as substitute agent hereunder.

SECTION 1.02.  The term “Agent’s Nominee” shall mean BNY (Nominees) Limited or such other corporation incorporated under the laws of the United Kingdom as may be approved by the Company.

SECTION 1.03.  The term “Commission” shall mean the securities and Exchange Commission of the United states or any successor governmental agency in the United States.

SECTION 1.04.  The term “the Company” shall mean The “Shell” Transport and Trading Company, Public Limited Company, incorporated in England under the English Companies Acts, 1862-1893, and its successors.

SECTION 1.05.  The term “Customer” shall mean a corporation or partnership purchasing securities or Receipts on a stock exchange or in a recognized market for such securities or Receipts and which is a party to a Pre-Release Agreement with the Depositary or the Agent.

SECTION 1.06.  The term “Deposit Agreement” shall mean this document and all documents supplemental hereto.

SECTION 1.07.  The term “Depositary” shall mean The Bank of New York, a New York corporation (successor by merger to Irving Trust Company, a New York corporation) having its principal office at 48 Wall Street, New York, New York 10286, and its successors as depositary hereunder.

SECTION 1.08.  The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Agent in respect thereof and at such time held hereunder, subject, as to cash, to the provisions of Section 4.05.

SECTION 1.09.  The term “Dollars” shall mean dollars of the United States of America.

SECTION 1.10.  The term “Governmental Charges” shall mean any taxes, duties, assessments or charges payable by law in any country to any governmental authority.

SECTION 1.11  The term “Holder” as applied to a Receipt shall mean, if such Receipt be not endorsed or accompanied by proper instruments of transfer, the Record Holder thereof, or, if endorsed or accompanied by proper instruments of transfer and delivered to any specified person, such person, or if endorsed in blank or accompanied by proper instruments of transfer in blank, the bearer thereof.

SECTION 1.12  The term “New York Shares” shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities provided for in this Deposit Agreement.  Each New York Share shall represent such number of Shares as from time to time shall aggregate one pound fifty sterling (£1.50) in nominal amount and any and all other Deposited Securities received by the Depositary or the Agent in respect thereof and at the time held under this Deposit Agreement.

SECTION 1.13.  The term “Pre-Release Agreement” shall mean an agreement entered into from time to time by and between the Depositary and certain Customers which complies with the guidelines set forth in Exhibit B hereto and which provides for the issuance of Receipts prior to (i) the deposit by the Customer of certificates for the Shares or the delivery by the Customer of certificates for the Shares or the delivery by the Customer of Receipts in substitution therefor or (ii) the purchase by the Depositary of Shares or Receipts in substitution therefor.

SECTION 1.14.  The term “Pre-Released Receipt” shall mean any Receipt issued under a Pre-Release Agreement until such time as certificates for the Shares underlying such Receipt are delivered to and accepted by the Agent or until such time as a substitute Receipt is delivered to and accepted by the Depositary.

SECTION 1.15.  The term “Pre-Release Request” shall mean a written, electronic, oral or telephonic communication from a Customer requesting a Pre-Released Receipt or Receipts.

SECTION 1.16.  The term “Receipt” shall mean one of the Depositary Receipts issued hereunder, including Pre-Released Receipts, which shall be substantially in the form of Exhibit A hereto.

SECTION 1.17.  The term “Record Holder” as applied to a Receipt shall mean the Holder in whose name such Receipt shall be recorded on the books or records of the Depositary.

SECTION 1.18  The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The city of New York, which may be appointed to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary, with the approval of the Company, for such purpose.

SECTION 1.19  The term “Securities Act of 1933” shall mean the Act of May 27, 1933 (15 U.S. Code, Secs. 77a-77aa), as from time to time amended.

SECTION 1.20  The term “Securities Exchange Act of 1934” shall mean the Act of June 6, 1934 (15 U.S. Code, Secs. 78a-78jj), as from time to time amended.

SECTION 1.21  The term “Shares”  shall mean Ordinary Shares of the Company, heretofore or hereafter validly issued and outstanding and fully paid and nonassessable.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES AND ISSUE, TRANSFER

AND SURRENDER OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts.  Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement.  Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that the signature of the authorized officer of the Depositary may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books or records on which each Receipt so issued as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to signature of the Registrar and delivery of such Receipts or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required in order to comply with any applicable rule or regulation of any securities exchange upon which the New York Shares may be listed or to conform with any law or usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Deposited securities represented by such Receipts or otherwise.

Title to a Receipt (and to the New York Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that until a Receipt shall be transferred on the books or records of the Depositary as provided in Section 2.05 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the Record Holder of such Receipt for the time being as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement, and for all other purposes.

SECTION 2.02.  Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement, any holder of Shares may deposit such Shares (in such number thereof as shall at the time aggregate an integral multiple of one pound fifty sterling (£l.50) in nominal amount) under this Deposit Agreement by delivering to the Agent in London, England, (1) a certificate or certificates for the Shares to be deposited, (ii) a duly executed instrument of transfer in form acceptable to the Agent, or certified instrument of transfer in form acceptable to the Agent, (iii) all such certifications as may be required by the Agent in accordance with the provisions of this Deposit Agreement or by any applicable governmental rule or regulation, and (iv) a written order, signed by an authorized depositary or as may otherwise be required under any applicable regulations of the United Kingdom, directing the Agent to instruct the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of New York Shares representing the Shares so deposited. At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents herein specified, for the purpose of forwarding such Share certificates to the Agent through such authorized depositary (if required) for deposit hereunder.

Upon each delivery to the Agent of certificates and instruments of transfer, or of certified instruments of transfer, for Shares to be deposited hereunder, together with the other documents above specified, the Agent shall promptly present such certificates and instruments of transfer or such certified instruments of transfer for the registration in the name of the Agent’s Nominee of the Shares being deposited. Upon receipt by the Agent of any deposit of Shares pursuant to this Section 2.02, together with the other documents required as above specified, the Agent shall notify the Depositary by automated electronic means of the deposit of Shares hereunder and of the person or persons in whose name or upon whose written order a Receipt or Receipts shall be issuable and to whom the same shall be delivered and of the number of New York Shares to be represented thereby.

Shares so deposited shall be held by the Agent and the Agent’s Nominee for the account and to the order of the Depositary in London, England.

SECTION 2.03. Delivery of Pre-Release Requests; Loans and Pre-Release of Shares and Receipts.  The Depositary will lend neither the Shares held under this Deposit Agreement nor the Receipts. The Depositary reserves the right to execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 on the terms and conditions set forth below. The Depositary may receive Receipts in lieu of Shares as settlement of the pre-release of a Receipt. Subject to the terms and conditions of this Deposit Agreement, any Customer may deliver a Pre-Release Request under this Deposit Agreement by delivering to the Depositary at its principal office in New York or in London, England, (i) a Pre-Release Request, (ii) cash in an amount equal to not less than 100% of the market value of the Receipts that are the subject of such Pre-Release Request and (iii) all such certification as may be required by the Depositary or the Agent in accordance with the provisions of this Deposit Agreement, the related Pre-Release Agreement or by any applicable governmental rule or regulation.  Each such transaction will be preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares to be remitted and, in addition to the provisions of Exhibit B, will be subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done hereunder with anyone person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.04. Issuance of Receipts.  Upon receiving (1) notice from the Agent of any deposit of Shares pursuant to section 2.02 hereof, or (ii) delivery of a Pre-Release Request sufficient cash and other required items pursuant to section 2.03 hereof, the Depositary, subject to the terms and conditions of this Deposit Agreement, including Exhibit B hereto, shall execute and deliver at its principal office for the administration of American Depositary Receipts in the Borough of Manhattan, The city of New York, to or upon the written order. of the person or persons named in the order delivered to the Depositary or the Agent, a Receipt or Receipts, issued in the name or names and for any authorized number of New York Shares requested by such person or persons representing the Shares so deposited, but only upon payment to the Depositary or the Agent of all Governmental Charges and transfer And registration fees payable in connection with such deposit or delivery and issuance.

Notwithstanding anything to the contrary in this Section 2.04, the Depositary shall not issue Pre-Released Receipts except in accordance with the guidelines set forth in Exhibit Band Section 2.03 hereto and shall note on its records the amount of New York Shares evidenced by Pre-Released Receipts until such Receipts cease to be Pre-Released Receipts within the meaning of that tern as defined in Section 1.14 of ‘this Deposit Agreement.

SECTION 2.05. Transfer of Receipts: Combinations and Split-ups.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall make transfers on its transfer books or records from time to time of Receipts, upon any surrender for the purposes of transfer of a Receipt by the Holder thereof, in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the state of New York and of the United states of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person or persons entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of New York Shares requested, representing the same aggregate number of New York Shares as the Receipt or Receipts surrendered.

SECTION 2.06. Surrender of Receipts and Withdrawal of Deposited Securities.  Upon surrender at the principal office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of such Deposited Securities as at the time shall be represented by such Receipt, any certificates for such Deposited Securities to be in the name of such Holder or of a person or persons whom he shall designate.  Such delivery shall be made without unreasonable delay as herein provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of the person or persons designated in such order. Thereupon, subject to the terms and conditions of this Deposit Agreement, the Depositary shall direct the Agent to take all steps necessary to procure that the Deposited  Securities at the time represented by such Receipt shall be registered in the name of the Holder or of the person or persons designated in the written order delivered to the Depositary as above provided, and to deliver at the offices of the Agent in London, England, to the person or persons so designated, certificates or other documents of title in the name of such Holder or of such person or persons for, or any other property or cash included in, such Deposited Securities; provided, however, that the Depositary may deliver to such person or persons at the principal office of the Depositary any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request and risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Agent to forward any such certificates, other documents of title, property or cash to the Depositary for delivery at the office of the Depositary or to such address as the Holder shall specify in such request. Any such direction by the Depositary to the Agent shall be given by automated electronic means.

SECTION 2.07. Limitations on Issuance, Transfer and Surrender of Receipts. As a condition precedent to the issuance, transfer, split-up or combination of any Receipt or to the surrender of any Receipt for the withdrawal of Deposited Securities, the Depositary or the Agent may require payment from the presentor of a Receipt of a sum sufficient to reimburse it for any Governmental Charges relating thereto and any transfer and registration fees in connection with the deposit of Shares or the withdrawal of Deposited Securities, the production of proof satisfactory to it as to the identity and genuineness of any signature and compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.07.

The issuance, transfer or surrender of Receipts may be suspended generally or may be refused in particular instances, if any such act shall be deemed necessary or desirable by the Depositary or the Company at any time or from time to time because of any decree, law or regulation at any time in effect relating to foreign exchange controls, currency control, foreign investments or similar matters or because of any other requirement of law or of any government or governmental authority, or during any period when the transfer books of the Depositary shall be closed, or under any provision of this Deposit Agreement, or by reason of international, political, economic or financial conditions, force majeure, war, insurrection, act of God or the public enemy, or for any other reason, subject to Section 7.07. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States. The Company shall give reasonable notice to the Depositary of any offering of its securities that are of the same class as, or are convertible, into any of the Deposited securities.

SECTION 2.08.  Lost Receipts, etc.  In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost, or stolen Receipt, if the Holder thereof shall file with the Depositary evidence satisfactory to the Depositary of the destruction, loss or theft of such Receipt and of the ownership thereof, and also such security or indemnity as may be required by the Depositary and the Registrar under this Deposit Agreement.

SECTION 2.09.  Temporary Receipts.  Pending the preparation of definitive Receipts, the Depositary may issue temporary Receipts substantially of the tenor of the definitive Receipts in lieu of which they are issued, and with such insertions, omissions, substitutions and variations as may be appropriate.

Such temporary Receipts shall be exchangeable at the principal office of the Depositary, without charge to the record Holder thereof, for definitive Receipts in lieu of which they are issued.

SECTION 2.10.  Appointment of Co-transfer Agents.  The Depositary, with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts as aforesaid at designated transfer offices on behalf of the Depositary. In the event a co-transfer agent is so appointed, it shall carry out its functions on behalf of the Depositary in accordance with any applicable laws or with the requirements of any stock exchange upon which the Receipts or the New York shares represented thereby are listed and with the instructions of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority of, and compliance with applicable laws and other requirements by, holders of Receipts or persons entitled thereto and shall be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.11. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION. 3.01.  Filing Proofs or Citizenship or Residence and Other Information.  Any person tendering Shares for deposit or delivering a Pre-Release Request to the Depositary or the Agent or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, or exchange control approval relating to the registration on the books or records of the Company of the Shares presented for deposit or relating to a Pre-Release Request, or other information and/or to execute such certificates and/or to make such representations and warranties (additional to the representations and warranties described in Section 3.01 hereof) as the Depositary may require.  The Depositary may delay the issuance or transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information shall have been filed and/or such certificates shall have been executed and/or such representations and warranties shall have been made.  The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval which it receives.

SECTION 3.02.  Payment of Governmental Charges, etc.  If any Governmental Charges or corporate assessments or charges shall become payable in respect of any Deposited Securities represented or to be represented by any Receipt, whether such Governmental Charges, assessments or charges shall be payable by reason of any present or future law, statute, provision of the Memorandum and Articles of Association of the Company, regulation or otherwise, such Governmental Charges assessments or charges shall be payable by the Record Holder of such Receipt to the Depositary at any time on request.  The Agent may delay the acceptance of any Shares for deposit hereunder or the delivery of any Deposited Securities and the Depositary may delay any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment shall have been made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such Governmental Charges, assessments or charges, the Record Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.  Warranties.  Every person depositing Shares or delivering a Pre-Release Request under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are valid or, in the case of the delivery of a Pre-Release Request, that such Pre-Release Request is true, correct and duly authorized, and that the person making such deposit or delivery is duly authorized so to do.  Such representations and warranties shall survive such deposit or delivery and the issuance of Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 hereof, convert such dividend or distribution into Dollars and shall distribute the Dollars thus received to the Record Holders of Receipts entitled thereto, in proportion to the number of New York Shares held by them, respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to each Record Holder for New York Shares representing such Deposited securities shall be reduced by the amount withheld with respect to such New York Shares.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Receipt a fraction of one cent, and any balance not so distributable shall be held by the Depositary in Dollars (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding.

The Depositary shall ensure that distributions to Holders under this Section are made within five New York Stock Exchange trading days of the day on which the cash dividend or cash distribution on the Deposited Securities is made, the latter day counting as the first of the five days if it is, in respect of a particular dividend or distribution, a New York Stock Exchange trading day.

SECTION 4.02.  Distributions in Shares.  If any distribution consists of a capitalization issue of Shares, the Depositary, with the approval of the Company, and shall if the Company shall so request, (a) distribute to the Record Holders of Receipts entitled thereto, in proportion to the number of New York Shares held by them, respectively, additional Receipts to an aggregate number of New York Shares representing the Shares received on such capitalization, or (b) provide for an exchange with the Record Holders of Receipts entitled thereto, in proportion to the number of New York Shares held by them, respectively, new Receipts for an aggregate number of New York Shares representing the number of Shares received on such capitalization and the number of Shares theretofore represented by the Receipts surrendered by them to the Depositary in connection with such exchange.  In lieu of issuing Receipts for fractional New York Shares in any such case, the Depositary may, in its discretion and with the approval of the company, (a) sell the Shares represented by the aggregate of such fractions or (b) distribute to the Record Holders of Receipts entitled thereto order forms which such Record Holders may use to instruct the Depositary, as their agent, either to sell their fractional interest or to purchase an additional fractional interest to make up one full New York Share (which fractional interests may be sold by the Depositary in the absence of instructions to the contrary within a period of time specified in such order forms). In the event that the Depositary shall sell Shares or fractional interests as provided in the immediately preceding sentence, the Depositary shall distribute the net proceeds of such sale, converted into Dollars if not already in Dollars, to the Record Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.03.  Distributions Other Than Cash or Shares.  Whenever the Depositary shall receive any distribution other than cash or Shares upon the Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Record Holder of Receipts entitled thereto, in proportion to the number of New York Shares held by them, respectively, in such manner as the Depositary may deem appropriate for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among the Record Holders of New York Shares entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary shall deem such distribution not to be feasible, the Depositary may adopt such method as it may deem appropriate for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof. The net proceeds of any such sale shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.04.  Rights.  If any rights to subscribe for additional Shares or any rights of any other nature shall be offered to the holders of any Deposited securities, such rights shall be made available by the Depositary to the Record Holders of Receipts in such manner as the Depositary may determine, by the issue to the Record Holders entitled thereto of warranties representing such rights, by disposing of such rights on behalf of the Record Holders and making the net proceeds available in Dollars to the Record Holders, or by such other method as may be approved by the Depositary in its discretion; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to the Record Holders by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Record Holders entitled thereto, in proportion to the number of New York Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by the Record Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Record Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Record Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among the Record Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts or otherwise.

In no event shall the Depositary make available to the Holders of Receipts any rights to subscribe for or to purchase any securities unless (a) a registration statement shall be in effect in respect of such securities under the Securities Act of 1933, as then in force and the Company provides a certificate signed by any two officers of the Company to such effect or (b) the offering and sale of such securities to Holders of Receipts shall not be required to be registered under said Act and the Company furnishes the Depositary a written opinion from counsel for the Company in the United States stating that no registration is required, and in lieu thereof the Depositary shall sell such rights outside the United States of America and shall distribute the net proceeds of any such sale to the Record Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.05.  Conversion of Foreign Currency.  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, the Depositary shall convert or cause to be converted, by sale or otherwise, such foreign currency into Dollars at the then current applicable rate of exchange if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to, or made available in, the United States. The Depositary shall thereupon distribute such Dollars to the Record Holders of Receipts entitled thereto or, if the Depositary shall have issued any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Record Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or governmental authority, the Depositary shall file such application for such approval or license as it may deem desirable. If and when all requisite approvals or licenses shall be granted, the Depositary shall effect the conversion of the foreign currency into Dollars and the distribution of such Dollars to the Record Holders of Receipts entitled thereto or, if the Depositary shall have issued any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary shall not be convertible on a reasonable basis into Dollars which shall be transferable to, or can be made available in, the United States, or if any approval or license of any government or governmental authority which shall be required for such conversion shall be denied or in the opinion of the Depositary shall not be obtainable, or if any such approval or license shall not be obtained within a reasonable period as determined by the Depositary, the Depositary may give notice thereof in writing to the Record Holders of Receipts and as long as such condition continues retain such foreign currency as part of the Deposited Securities or the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Record Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency can be effected for distribution to some Record Holders of Receipts entitled thereto, but not with respect to others by reason of their place of residence or otherwise, the Depositary may in its discretion make such conversion and distribution in Dollars to the Record Holders of Receipts entitled thereto to the extent permissible and may, to the extent permissible, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, those Record Holders of Receipts entitled thereto in respect of whom conversion cannot be effected.

SECTION 4.06.  Fixing of Record Date.  The Depositary shall fix a record date for the determination of the Holders of Receipts entitled to receive, or to have the benefit of, each distribution (whether in cash, Shares, rights, net proceeds of sales or otherwise) received by the Depositary in respect of the Deposited Securities or to instruct the Depositary as to the exercise of voting rights at any meeting of holders of Shares or other Deposited Securities or for purposes of Article VI hereof.  If the New York Shares shall be listed on the New York Stock Exchange, then any such record date shall be fixed in accordance with any applicable rules of said Exchange.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Record Holders of Receipts on any such record date relating to such a distribution shall be entitled to receive the amount distributable by the Depositary with respect to such distribution in proportion to the number of New York Shares held by them, respectively.

If the Depositary shall conclude that for any reason it is impossible or impracticable for the time being to make available any such distribution to the Holders of Receipts or, in the case of such a distribution in cash, to the Holders of all or substantially all the Receipts in Dollars, the Depositary may determine in its discretion not to fix a record date with respect to such distribution, and in such event such distribution shall be held by the Depositary for the account of the Record Holders of Receipts from time to time and their respective successors as such Record Holders, until such time as the Depositary shall conclude that such distribution can be made available (in Dollars in the case of cash) to the Record Holders of Receipts. Thereupon, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled thereto.

The Depositary shall advise the Company and, if the New York Shares shall be listed on the New York Stock Exchange, said Exchange of any record date so fixed by the Depositary.

SECTION 4.07.  Voting Rights.  Upon receipt of notice of any meeting of Holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts of record on the record dated fixed pursuant to section 4.06 hereof, a notice which shall contain (a) such information as shall be contained in such notice of meeting, (b) a statement that the Record Holders of Receipts at the close of business on such record date shall be entitled, subject to any applicable provisions of law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited securities represented by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company.  In all cases in which the Company shall send out proxy forms to the holders of Shares for use in voting at meetings of such holders where proposals other than those of a purely routine nature are to be considered, and such proxy forms are so worded that such a holder may on a poll vote either for or against each such proposal, the Depositary shall also enclose with the notice being mailed to such Record Holders material for instructing the Depositary as to the voting on a poll of the number of Shares represented by the Receipts held by such Record Holders in accordance with the wishes of such Record Holders. In all other cases the Depositary shall advise such Record Holders in such notice that forms for giving such instructions to the Depositary are available upon request at the office of the Depositary. Upon the written request of a Record Holder of a Receipt on such record date, received prior to the close of business on the fifth business day preceding the date for the holding of any meeting, the Depositary shall endeavor insofar as practicable to vote or cause to be voted on a poll the number of Shares represented by such Receipt in accordance with the instructions set forth in such request. The Depositary agrees not to vote the number of Shares represented by a Receipt unless it receives instructions from the Record Holder of such Receipt.

SECTION 4.08.  Changes and Reclassifications, Recapitalizations. etc. Upon any change in nominal amount, split up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or amalgamation or upon any sale of assets affecting the Company or to which it is a party, the Depositary may, in its discretion and with the approval of the Company, and in such manner as the Depositary may deem appropriate, treat the securities, if any, which shall be received in connection therewith by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion.  In any such case the Depositary may, in its discretion and with the approval of the Company, and shall if the Company shall so request, issue additional Receipts as in the case of a capitalization issue of Shares, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited securities or take any other action which the Depositary may deem appropriate.

SECTION 4.09.  Reports.  The Depositary shall make available at its principal-office and, if required by the Commission, at the office of the Commission in Washington, D.C., for inspection by Holders of Receipts any reports or communications received from the Company which are both (a) received by the Agent or the Depositary in respect of the Deposited Securities, and (b) made generally available by the Company to the holders of any securities of a class included in Deposited Securities. The Depositary shall also mail to Record Holders of Receipts copies of such reports and communications when furnished by the Company pursuant to section 5.06 hereof and shall also furnish the same to any other securities commission or stock exchange as required.

Upon notice that the Company has not furnished the Commission with public reports, documents or other information as required by the Securities Exchange Act of 1934, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary receives from the Company in respect of the Deposited Securities and which are not otherwise furnished to or filed with the commission pursuant to any other requirements.

In addition, the Depositary and the Agent, upon request, shall furnish to the Company the following information:

(1)

the number of Shares on deposit under this Deposit Agreement;

(2)

the number of New York Shares represented by Receipts and by Pre-Released Receipts issued during the period covered by the report and the number of New York Shares represented by Receipts and by Pre-Released Receipts outstanding at the end of such period; and

(3)

the names of Customers known to the Depositary or the Agent to be delivering Pre-Release Requests against issuance of Pre-Released Receipts during the period covered by the report.

SECTION 4.10.  Lists of Receipt Holders.  Promptly upon request by the Company and at the Company’s expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of New York Shares of all persons in whose names Receipts are registered on the transfer books or records of the Depositary.

SECTION 4.11.  Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports and information with the Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C.

SECTION 4.12.  Withholding.  Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in securities or property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property to the Record Holders of Receipts entitled thereto, after appropriate reduction to reflect the amount of taxes withheld with respect to the New York Shares represented by such Receipts.

ARTICLE V

THE DEPOSITARY, THE AGENT AND THE COMPANY

SECTION 5.01.  Maintenance of Office and Transfer Books by the Depositary; Registrar.  Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the issuance, transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep at such facilities books or records for the transfer of Receipts which at all reasonable times shall be open for inspection by the Record Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or other than a matter relating to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books or records, at any tine or from time to time, when deemed appropriate by it in connection with the performance of its duties hereunder.

The Depositary shall act as Registrar, or, with the approval of the Company, appoint one or more co-registrars in the Borough of Manhattan, The City of New York, which shall register the Receipts in accordance with any requirements of such Exchange.  Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary with the approval of the Company.

SECTION 5.02.  Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law of the United States of America or of any state thereof or of the United Kingdom of Great Britain and Northern Ireland or of any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed or shall be required to do or perform any other act or thing; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any non-performance or delay in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, caused as aforesaid or arising out of any international, political, economic or financial conditions, force majeure, war, insurrection, act of God or the public enemy, or any other circumstance beyond its control, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03.  Obligations of the Depositary, the Agent and the Company.  Neither the Depositary nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts (including, with respect to the Depositary, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

At the request of the Company, the Depositary and the Agent shall appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, and shall be indemnified to its satisfaction against all expense and liability arising therefrom, except such expense and liability as arises from any action, suit or other proceeding in connection with the issuance of Pre-Released Receipts and the transactions contemplated by any Pre-Re1ease Agreement or due to their negligence or bad faith.

Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel or advisers, accountants, any person depositing Shares or delivering a Pre-Release Request, any Holder of a Receipt or any other persons believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith.

The Depositary shall not be liable for any Governmental Charges or corporate assessments or charges which may become payable in respect of the Deposited Securities, but a ratable part of any and all of the same shall be payable by each Record Holder of a Receipt to the Depositary as provided in Section 3.02 hereof.

The Depositary, subject to Section 2.03 and Exhibit B hereto, may own and deal in any class of securities of the Company or of Royal Dutch Petroleum Company (hereinafter called Royal Dutch) or of any affiliates of either of them or in Receipts.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company. Such resignation shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice to the Depositary, such removal to be effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

If at any time the Depositary acting hereunder resign or be removed, the Company may appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York, and having at the time of its appointment as Depositary a capital and surplus aggregating at least $500,000,000.  Any such successor depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all rights, powers, duties and obligations of its predecessor and shall become a party to this Agreement; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited securities to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any paper or any further act.

SECTION 5.05.  The Agent.  The Depositary with the approval of the Company has appointed its principal office in London, England as Agent of the Depositary for the purposes of this Deposit Agreement, as set forth in the Agreement between the Depositary and the Agent dated as of August 13, 1984, which Agreement shall not be amended without the consent of the Company.  The Agent in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  The Agent may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Company and to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary shall, promptly after receiving such notice, subject to the approval of the Company, appoint a substitute agent within England, which shall be the Agent hereunder from the date on which such resignation becomes effective or from such earlier date as the Depositary, the Agent and the Company may agree.  The Depositary may with the approval of the Company and upon giving 30 days’ written notice thereof to the Agent, appoint a substitute agent, within England, which shall become the Agent hereunder, upon the expiration of the 30-day period specified in such notice or from such earlier date as the Depositary, the Agent and the Company may agree.  Upon any such appointment of a substitute agent becoming effective, the previous Agent shall deliver the Deposited Securities held by it to such substitute agent and take all steps necessary to effect the transfer thereof to such substitute agent.  Each such substitute agent shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary and to the Company.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Record Holders of Receipts.

Upon the appointment of any successor depositary hereunder, the Agent then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Agent hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Company or the Agent, execute or deliver to the Agent all such instruments as may be proper to give to the Agent full and complete power and authority as agent hereunder of such successor depositary.  The Depositary shall cause the Agent and any successor agent to perform all acts or obligations in this Deposit Agreement to be performed by the Agent.

SECTION 5.06.  Notices and Reports.  On or before the date on which the Company shall first give notice of any meeting of holders of any securities included in Deposited Securities, or of any adjourned meeting of such holders or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Agent a copy of the notice thereof in the form given or to be given to holders of Shares.

The Depositary will, at the Company’s expense, arrange for the mailing of copies of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares to all Record Holders of Receipts.

The Company agrees to furnish the Depositary with a sufficient number of copies of all reports and communications which are made generally available by the Company to holders of its Shares to enable the Depositary to mail copies thereof to all Record Holders of Receipts or to enable the Depositary to make such reports available to such Holders in such other manner as the Depositary may determine.

SECTION 5.07.  Issuance of Additional Shares, etc.  The Company agrees that in the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for or to purchase such securities, the Company shall promptly furnish to the Depositary a written opinion from counsel for the Company in the United States of America, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such Shares or securities or the issuance of such rights. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such issuance of Shares, securities or rights.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company, and the Company will obtain an agreement from Royal Dutch to the effect that neither Royal Dutch nor any company controlled by Royal Dutch, will at any time deposit or cause to be deposited any Shares, either upon original issuance or upon a sale of Shares previously issued and acquired by Royal Dutch or by any Company under control of the Company or Royal Dutch, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, as then in force, or unless registration of such issuance or sale of such Shares shall not be required under said Act.  The Company reserves full discretion as to whether in the future it may or may not register under said Act for purposes of offering and selling in the United States any Shares or any other securities, including any Shares or other securities which may be the subject of subscription or purchase rights pertaining to Deposited Securities at the time deposited under this Deposit Agreement.

SECTION 5.08. Indemnification. The Company agrees to indemnify the Depositary, the Agent, the Registrar and any co-transfer agent appointed under this Deposit Agreement against, and hold each of them harmless from, any liability which may arise out of acts performed in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (1) by the Company or any of its agents, or (2) by the Depositary or the Agent or the Registrar or any co-transfer agent excepting, however, any liability arising out of the negligence or bad faith of the Depositary or the Agent or the Registrar or any co-transfer agent and any loss or liability in connection with the issuance of Pre-Released Receipts and the transactions contemplated by any Pre-Release Agreement.

The Depositary agrees to indemnify the Company and hold it harmless from any liability which may arise out of acts performed or omitted by the Depositary or the Agent or the Registrar or any co-transfer agent in connection with the issuance of Pre-Released Receipts and the transactions contemplated by any Pre-Release Agreement or due to their negligence or bad faith.

SECTION 5.09. Charges and Expenses. In the absence of written agreement to the contrary, all charges and expenses of the Depositary, the Registrar, the Agent and any co-transfer agent appointed under this Deposit Agreement are for the sole account of the Depositary, with the exception of those charges and expenses for which, by other provisions of this Deposit Agreement, the Depositary is entitled to charge the Company or Holders of Receipts.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01.  Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than Governmental Charges or corporate assessments or charges) on, or which shall otherwise prejudice any substantial existing right of, Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 90 days (or 30 days, solely in the case of any fees charged to Holders of Receipts) after written notice of such amendment shall have been given to the Record Holders of outstanding Receipts. Every Holder of an outstanding Receipt at the time any such amendment shall so become effective shall be deemed, by continuing to hold such Receipt after the expiration of such period, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

SECTION 6.02.  Termination.  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination at least 30 days prior to the date fixed in such notice for such termination to the Record Holders of all Receipts then outstanding who shall be of record on the date which shall be 35 days (or, if such date shall be a Saturday, Sunday or legal holiday, the next succeeding business day) prior to the date so fixed for such termination.  The Depositary may likewise terminate this Deposit Agreement by giving such notice to such Holders if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in section 5.04 hereof. If any Receipts shall remain outstanding after the date of termination, the Depositary hereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held hereunder, and shall thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which shall not have theretofore been surrendered. All such proceeds and cash shall be invested in direct obligations of the federal government of the United States of America. After making such sale and such investment, the Depositary shall be discharged from all further obligations under this Deposit Agreement, except (i) its obligations to the Company under the second paragraph of Section 5.03 and under section 5.08 hereof and (ii) to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under the second paragraph of section 5.03 and under Sections 5.08 and 5.09 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Agent and shall be open to inspection at their respective principal offices by any Record Holder of a Receipt during business hours.

SECTION 7.02.  Holders Parties; Binding Effect.  The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terns and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.03.  No Third Party Beneficiaries.  Except as otherwise provided in the second paragraph or Section 5.03 and in Section 5.08 hereof, this Deposit Agreement is for the exclusive benefit to the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.04.  Severability.  In case anyone or more of the provisions contained in this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

SECTION 7.05.  Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission (or other automated electronic means) confirmed by letter, addressed to The “Shell” Transport and Trading Company, Public Limited Company, at its registered office.

Any and all notices to be given to the Depositary shall be deemed to have been given if personally delivered or sent by mail or by cable, telex or facsimile transmission (or other automated electronic means), confirmed by letter, addressed to The Bank of New York, 101 Barclay street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its American Depositary Receipt Division.

Any and all notices to be given to any Record Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or by cable, telex or facsimile transmission (or other automated electronic means), confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it shall appear on the transfer books or records of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by cable, telex or facsimile transmission (or other automated electronic means), shall be deemed to be effected at the time of receipt thereof.

SECTION 7.06.  Governing Law.  This Deposit Agreement and the Receipts shall be governed by, interpreted and construed in accordance with the laws of the State of New York, provided, however, that the rights, duties and obligations of the holders of Shares, and of the Company in respect of Shares, shall be governed by and construed in accordance with the laws of England, and the rights, duties and obligations of the holders of any other securities included in the Deposited Securities, and of any issuer thereof, shall be governed by and construed in accordance with the laws applicable to such issuer.

SECTION 7.07. Limitations on withdrawals and Deliveries of Deposited Securities.  Notwithstanding any terms of this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery or Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, The “Shell” Transport and Trading Company, Public Limited Company and The Bank of New York have duly executed this Second Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

THE “SHELL” TRANSPORT AND TRADING COMPANY, PUBLIC LIMITED COMPANY,

By_________________________________

Managing Director

THE BANK OF NEW YORK

By__________________________________

Vice President

Exhibit A

[Form of Face of Receipt]

DEPOSITARY RECEIPT FOR ORDINARY SHARES OF

THE “SHELL” TRANSPORT AND TRADING COMPANY,

PUBLIC LIMITED COMPANY

(Incorporated under the English Companies Acts, 1862-1893)

No. ______________

_______________________

New York Shares

THE BANK OF NEW YORK (as successor by merger to Irving Trust Company), a New York corporation, having its principal office at 48 Wall street, New York, N.Y. 10286, as Depositary (hereinafter called the Depositary), hereby certifies that:

is the owner of

________________  NEW YORK SHARES, representing Ordinary Shares (herein called Shares) of The “Shell” Transport and Trading Company, Public Limited Company (herein called the Company), and that, at the date hereof, each such New York Share represents such number of Shares (or documents representing Shares) as from time to time shall aggregate one pound fifty sterling (£l.50) in nominal amount, deposited under the Deposit Agreement (hereinafter described) at the principal London, England office of the Depositary (such office being herein called the Agent), as agent of the Depositary, together with all other securities, property and cash received by the Depositary or the Agent from time to time in respect of such Shares and held under the Deposit Agreement. All Shares so deposited and all such other securities, property and cash are herein collectively called Deposited Securities.

1.

This Depositary Receipt is one of an issue, all of similar tenor (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Second Amended and Restated Deposit Agreement dated as of December 1, 1992 between the Company, the Depositary and all holders from time to time of Receipts issued thereunder, which amends and restates the Deposit Agreement dated as of January 15, 1957, as amended by the Supplemental Agreement dated as of December 18, 1961, the Second Supplemental Agreement dated as of August 13, 1984, and the Third Supplemental Agreement dated as of December 8, 1988, between the Company and the Depositary (said Second Amended and Restated Deposit Agreement being hereinafter called the Deposit Agreement). Each of the holders of Depositary  Receipts by accepting a Receipt agrees to become a party to the Deposit Agreement and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of holders of the Receipts and the rights and duties of the Depositary in respect of the Deposited Securities. Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Agent and any other designated transfer offices. The statements made on the face and reverse of this Receipt are brief summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

Upon surrender of this Receipt at the principal office of the Depositary, and upon payment of the fee of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the holder hereof is entitled to delivery, to him or upon his order, of such Deposited Securities as at the time shall be represented hereby.  Such delivery will be made to the Agent, or, at the request and risk and expense of such holder, such Deposited Securities will be forwarded to such address as such holder may request or to the principal Office of the Depositary for delivery at such office.

3.

This Receipt is transferable on the books or records of the Depositary at its principal office by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books or records, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of New York Shares as the Receipt or Receipts surrendered. As a condition precedent to the issuance, transfer, split-up or combination of any Receipt or to the surrender of any Receipt for the withdrawal of Deposited Securities, the Depositary or the Agent may require payment of a sum sufficient to reimburse it for any taxes, duties or other governmental charges relating thereto and any transfer or registration fees in connection with the deposit of Shares or the withdrawal of Deposited Securities and payment of any applicable fees, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, the paragraph hereof entitled “Limitations on Withdrawals and Deliveries of Deposited Securities”.

The issuance, transfer or surrender of Receipts may be suspended generally or may be refused in particular instances if deemed necessary or desirable by the Depositary or the Company because of any requirement of law or of any government or governmental authority, or during any period when the transfer books or records of the Depositary shall be closed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the paragraph hereof entitled “Limitations on Withdrawals and Deliveries of Deposited Securities”.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares.  The Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.  The Depositary may delay the issuance or transfer of any Receipt or the distribution or sale of any dividends or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until it shall receive such proof of citizenship or residence or other information or certificates as it may deem necessary or proper.  At present, neither the Memorandum and Articles of Association of the Company nor English law imposes any restrictions on the rights of non-English residents or non-English citizens to own, hold or vote Shares.

4.

If any taxes, duties or other governmental charges or corporate assessments or charges shall become payable in respect of any Deposited Securities represented hereby, such taxes, duties, assessments or charges shall be payable by the record holder hereof to the Depositary at any time on request.  The Agent may delay the delivery of any Deposited Securities and the Depositary may delay any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such taxes, duties, assessments, charges, the record holder hereof remaining liable for any deficiency.  The Agent may delay acceptance of any Shares for deposit under the Deposit Agreement until any such taxes, duties, assessments or charges on such Shares shall be paid.

5.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are valid and that such person is duly authorized to make such deposit. Such representation and warranty shall survive such deposit and the issuance of Receipts.

6.

It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the New York Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books or records of the Depositary, the Depositary, notwithstanding any notice to the contrary, may treat the record holder of this Receipt for the time being as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.  This Receipt shall not be valid unless registered by The Bank of New York, or its successor, as registrar.

7.

The Depositary is authorized under the terms of the Deposit Agreement to charge for the issuance of Receipts (otherwise than consequent upon the transfer, split-up or consolidation of pre-existing Receipts or a distribution of Shares upon Deposited Securities) and for the withdrawal of the Deposited Securities upon the surrender of same.  The Depositary’s fees may differ from those charged by other depositaries in respect of similar functions. A schedule of the Depositary’s fees is available free of charge from the Depositary upon request and the registered holders of Receipts shall receive 30 days notice of any change in such fee schedule.

Registered:

THE BANK OF NEW YORK,
Registrar

By:_______________________

Authorized Signature

Dated:

THE BANK OF NEW YORK,
as Depositary

By:_____________________

A SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT APPEARS ON THE REVERSE HEREOF.

[Form of Reverse of Receipt]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT AND OTHER RELEVANT LAWS.

Dividends. Distributions and Rights.  Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the holders of Receipts entitled thereto and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the holders of Receipts entitled thereto within five New York Stock Exchange trading days of date of payment by the Company, in proportion to the number of New York Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed to each holder of Receipts will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes with respect to such New York Shares. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the holders of Receipts entitled thereto or may not be so convertible for all of the holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of the holders of Receipts entitled thereto.  If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a capitalization issue of Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, (a) distribute to the holders of outstanding Receipts entitled thereto, in proportion to the number of New York Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of New York Shares representing the number of Shares received on such capitalization, or (b) provide for an exchange with the holders of outstanding Receipts entitled thereto, in proportion to the number of New York Shares representing such Deposited Securities held by them respectively, new Receipts for an aggregate number of New York Shares representing the number of Shares received on such capitalization and the number of Shares theretofore represented by the Receipts surrendered by them to the Depositary in connection with such exchange.  In lieu of delivering Receipts for fractional New York Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the holders of Receipts entitled thereto. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the holders of receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or Deposited Securities, the Depositary will fix a record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

Voting of Shares.  Upon receipt of notice of any meeting of holders of Shares or Deposited securities, the Depositary will mail to the holders of Receipts who shall be of record on a record date fixed by the Depositary a notice of such meeting, including the procedure for voting at such meeting.  Upon the written request of any such record holder of a Receipt, received prior to the close of business on the fifth business day preceding the date for the holding of any meeting, the Depositary shall endeavor insofar as practicable to vote or cause to be voted on a poll the number of Shares represented by such Receipt in accordance with the instructions set forth in such request.  The Depositary agrees not to vote the Shares represented by a Receipt unless it receives instructions from the Holder of such Receipts.

Changes Affecting Deposited Securities.  Upon any change in nominal amount, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or amalgamation or upon any sale of assets affecting the Company or to which it is a party, the Depositary may treat the securities, if any, which shall be received in connection therewith by the Depositary in exchange for, or in conversion of, or in respect of, Deposited Securities as new Deposited Securities under the Deposit Agreement, and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, issue additional Receipts as in the case of capitalization of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

Reports; Inspection of Transfer Books or Records.  The Depositary shall make available for inspection by holders of Receipts at its principal office, and if required by the securities and Exchange Commission, at its offices in Washington, D.C., any reports and communications received from the Company which are both (a) received by the Depositary or the Agent in respect of the Deposited Securities, and (b) made generally available by the Company to the holders of any securities of a class included in the Deposited Securities. The Depositary shall also mail to record holders of Receipts copies of such reports and communications when furnished by the Company as provided in the Deposit Agreement. The Depositary shall keep at its transfer office in The City of New York books or records for the transfer of Receipts which at all reasonable times shall be open for inspection by the record holders of Receipts, provided that such inspection shall not be for the purpose of communicating with holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Withholding Taxes.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in securities or property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale to the record holders of Receipts entitled thereto, after appropriate reduction to reflect the amount of taxes withheld with respect to the New York Shares represented by such Receipts.  There is no withholding tax on dividends but the Company is required, when paying a dividend, to account to the United Kingdom Inland Revenue for a payment of advance corporation tax (“ACT”).  Under the convention between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Gain (the “Treaty”), a U.S. shareholder of a U.K. corporation may receive a refund of some or all of the ACT, but may be subject to a withholding tax on the aggregate amount of such dividend and refund. Holders of Receipts should consult their own advisors to determine their eligibility for and amount of any refund, the procedure to be followed to obtain such refund, and the applicable rate of withholding tax, particularly if transactions in the Deposited Securities are anticipated.

Under ordinary circumstances, U.S. resident holders of Receipts will not be liable for English capital gains tax, inheritance tax or stamp duties in connection with transfers of Receipts. Holders should however consult their own advisors to determine their individual position under U.S., English or other applicable tax laws, particularly if transactions in the United Kingdom or dealings in Deposited Securities are anticipated.

Apart from taxation withholdings, there are no English laws, decrees or regulations affecting the remittance of dividends on the Shares to non-English residents or citizens.

Liability of the Company and Depositary.  Neither the Depositary nor the Company shall incur any liability to any holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which the Deposit Agreement provides shall be done or performed; nor shall the Depositary or the Company incur any liability to any holder hereof by reason of non-performance or delay in performance of any act or thing which the Deposit Agreement provides shall be done or performed caused as aforesaid or arising out of any circumstances beyond its control.  Neither the Depositary nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person depositing Shares, any holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited securities, or for the manner or effect of any such vote, made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith. The Depositary, subject to the paragraph hereof entitled “Loans and Pre-Release of Shares and Receipts”, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

Resignation and Removal of Depositary; Substitute Agent.  The Depositary may at any time resign, effective upon the appointment of a successor depositary and its acceptance of such appointment, by written notice of resignation delivered to the Company. The Depositary may at any time be removed by the Company effective upon the appointment of a successor depositary and its acceptance of such appointment. Any successor depositary shall mail notice of its appointment to record holders of Receipts. The Depositary with the approval of the Company may on giving notice appoint a substitute agent within England and shall mail notice of such appointment to the record holders of the Receipts. In such event the term “Agent” as used herein shall be deemed to refer to such substitute agent.

Amendment of Receipts and Deposit Agreement.  The form of the Receipts and the Deposit Agreement may be amended at any time by agreement in writing between the Company and the Depositary. Any amendment imposing or increasing any fees or charges to (other than governmental charges or corporate assessments or charges) on, or which shall otherwise prejudice any substantial existing right of, holders of Receipts shall become effective as to outstanding Receipts only after 90 days (or 30 days, solely in the case of any fees charged to Holders of Receipts) after written notice of such amendment shall have been given to the record holders of outstanding Receipts.  Every holder of an outstanding Receipt at the time any such amendment shall become effective shall be deemed, by continuing to hold such Receipt, to consent to be bound by the Deposit Agreement as amended. In no event shall any amendment impair the right of the holder hereof to surrender this Receipt and receive the Deposited Securities represented hereby.

Termination of Deposit Agreement.  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement on at least 30 days’ notice to the record holders of all Receipts then outstanding.  The Depositary may likewise terminate the Deposit Agreement by giving such notice to such record holders at any time subsequent to 60 days after its resignation if a successor depositary shall not have been appointed and accepted its appointment.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends and other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held and thereafter shall hold the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of Receipts which shall not have been theretofore surrendered. All such proceeds and cash shall be invested in direct obligations of the federal government of the United States of America. Thereafter the Depositary shall be discharged from all obligations to the holders of Receipts under the Deposit Agreement, except to account for such net proceeds and other cash.

Loans and Pre-Release of Shares and Receipts.  The Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts, provided, however, that the Depositary reserves the right to execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement on the terms and conditions set forth below and in the Deposit Agreement.  The Depositary may receive Receipts in lieu of Shares as settlement of the pre-release of a Receipt.  Each such transaction will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares to be remitted, (b) at all times collateralized with cash in an amount equal to not less than 100% of the market value of the Pre-Released Receipts, (c) terminable by the Depositary on not more than five (5) business days’ notice and in any case shall terminate not later then 90 days after the delivery of a Pre-Release Request to the Depositary, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. At no time will the number of New York Shares represented by Pre-Released Receipts outstanding aggregate more than the lesser of (i) 20%, or such other percentage as the Company and the Depositary may from time to time agree in writing, of the total number of New York Shares represented by Receipts except to the extent, if any, that such limitation is exceeded solely because of the withdrawal of Deposited Securities subsequent to the execution and delivery of Pre-Released Receipts in compliance with such limitation or (ii) 1% or such higher percentage as the Company and the Depositary may from time to time agree in writing, of the total number of Shares outstanding.  The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done under the Deposit Agreement with anyone person on a case by case basis as it deems appropriate. Each pre-release of a Receipt shall be governed by the terms of the Deposit Agreement, including Exhibit B thereto.

The Depositary Day retain for its own account any compensation received by it in connection with the foregoing.

Limitations on Withdrawals and Deliveries of Deposited Securities. Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________.

(Please print or typewrite name and address of assignee)

________________________________________________________________________

the within Depositary Receipt and all rights and interest represented thereby, and hereby irrevocably constitutes and appoints ______________ attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.

Dated:__________________

_____________________
Signature

THIS SPACE MUST NOT BE COVERED IN ANY WAY

Exhibit B

Guidelines for Issuance of Pre-Released Receipts

The Depositary will observe the following guidelines for the issuance of Pre-Released Receipts:

1.

No Pre-Released Receipts will be issued except to a Customer which is at the time of issuance a party to a Pre-Release Agreement with the Depositary.

2.

At no time will the number of New York Shares represented by Pre-Released Receipts outstanding aggregate more than 20%, or such other percentage as the Company and the Depositary may from time to time agree in writing, of the total number or New York Shares represented by Receipts.

The Depositary shall not be in breach of the above limitation if such limitation is exceeded solely because of the withdrawal of Deposited Securities subsequent to the execution and delivery of Pre-Released Receipts in compliance with such limitation.

3.

At no time will the number of New York Shares represented by Pre-Released Receipts outstanding exceed 1%, or such higher percentage as the Company and the Depositary may from time to time agree in writing, of the total number of Shares outstanding.

4.

Each Pre-Release Agreement shall provide for the termination of all pre-releases of Receipts at the option of the Depository upon five business days’ notice to the Customer.  The Depositary shall require that all pre-releases of Receipts terminate not later than 90 days after the delivery of a Pre-Release Request to the Depositary.

5.

The Depositary will terminate any or all pre-releases of Receipts upon the request of the Company.

6.

The Depositary shall require that the Customer deliver cash to the Depositary in an amount equal to not less than 100% of the market value of the Pre-Released Receipts against the issuance of such Pre-Released Receipts and that the Customer maintain cash in an amount equal to at least such percentage until the pre-release of the Receipts terminates (“marks to market”).

7.

The Depositary shall require that upon the distribution of cash in respect of New York Shares the Customer shall forthwith pay or deliver to the Depositary the equivalent thereof in respect of each New York Share represented by the aggregate of outstanding Pre-Released Receipts issued to the Customer and that upon the distribution of stock, rights or other property in respect of New York Shares the Customer shall forthwith pay or credit to the Depositary 100% of the market value of such stock, rights or other property in respect of each New York Share represented by the aggregate of outstanding Pre-Released Receipts issued to the Customer.

8.

Each Pre-Release Agreement shall require that the Customer indemnify the Company and hold it harmless against, and agree to reimburse the Company upon demand for, all liabilities, damages, costs and expenses incurred by the Company as a result of, or in connection with, the issuance of Pre-Released Receipts and the transactions contemplated by such Pre-Release Agreement.

9.

The Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts.